Exhibit T3A-24.1

TRANSLATION FOR INFORMATION PURPOSES ONLY

Registry of the Mixed Commercial Court of Fort-de-France

35 BD DU GENERAL DE GAULLE

97200 FORT DE FRANCE

Management no. 2000B00328

Kbis extract

EXTRACT FROM THE MAIN ENTRY IN THE TRADE AND COMPANIES REGISTER

as of June 11, 2023

IDENTIFICATION OF THE LEGAL ENTITY

Trade and Companies (RCS) registration and number	431 416 288 R.C.S. Fort-de-France
Date of registration	May 4, 2000
Company name	DIGICEL ANTILLES FRANCAISES GUYANE
Abbreviation	DIGICEL
Legal form	French société anonyme
Share capital	28,883,196.00 Euros
Address of registered office	Oasis Bois Rouge 97224 Ducos
Classification of French activity (NAF code)	6120Z
Duration of legal entity	Until May 3, 2099
Financial year end	March, 31

MANAGEMENT, ADMINISTRATION, CONTROL, SHAREHOLDERS OR MEMBERS

Member of the Board of Directors

Surname, names	Boulanger Raphaël
Date and place of birth	December 18, 1973 in Asford (United Kingdom)
Nationality	French
Personal residence	16 rue des Piats 59200 Tourcoing

President of the Board of Directors - Chief executive officer - Member of the Board of Directors

Surname, names	BOUTE Maarten Robert
Date and place of birth	November 11, 1974 in Antwerp (Belgium)
Nationality	Belgian

Personal residence	6522 Sw 53 Rd Terr MIAMI (United States of America)

Member of the Board of Directors

Surname, names	BIJOU Valéry
Date and place of birth	March 13, 1972 in Pointe à Pitre (971)
Nationality	French
Personal residence	2 Res Pierette 97232 Lamentin

Statutory auditor

Company name	PRICEWATERHOUSECOOPERS
Legal form	French société anonyme à conseil d'administration
Address	63 rue de Villiers 92200 Neuilly-sur-Seine
RCS registration and number	672 006 483 Nanterre
Person with power to direct, manage or commit on a regular basis
Surname, names	BORIS Etienne
Personal residence	63 rue de Villiers 92200 Neuilly-sur-Seine

Substitute statutory auditor

Surname, names	BORIS Etienne
Personal residence or professional address	63 rue de Villiers 92200 Neuilly-sur-Seine

INFORMATION RELATING TO THE ACTIVITY AND MAIN ESTABLISHMENT

Address of the establishment	Oasis Bois Rouge 97224 Ducos
Activity(ies) carried out	Study, development, establishment, operation and marketing of all telecommunications networks, products and services, as well as all related products and services (including multimedia, internet and intranet)
Classification of French activity (NAF code)	6190Z
Date of start of activity	January 25, 2000
Origin of the business or activity	Creation
Operating mode	Direct operation
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OUT OF JURISDICTION REGISTRATION

R.C.S. Pointe-à-Pitre (Guadeloupe)

R.C.S. Cayenne

COMMENTS AND ADDITIONAL INFORMATION

- Reference no. 27	CHANGE OF CORPORATE PURPOSE WITH EFFECT FROM SEPTEMBER 7, 2000. WEST INDIES TELECOM (WICOM) IS REPRESENTED BY THE COMPANY AUTOGUADELOUPE INVESTISSEMENT, HAVING ITS REGISTERED OFFICE AT RTE DE LA GABARRE BP 380 97210 POINTE A PITRE
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